SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 23, 2002


                                West Corporation
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


                 000-21771                        47-0777362
          (Commission File Number) (I.R.S. Employer Identification No.)




                11808 Miracle Hills Drive, Omaha, Nebraska 68154
                    (Address of principal executive offices)




       Registrant's telephone number, including area code: (402) 963-1500


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Item 7. Financial Statements and Exhibits.
        ---------------------------------

     (c) Exhibits

     99.1 Press release of the Registrant, dated July 23, 2002.



Item 9. Regulation FD Disclosure.
        ------------------------

     On July 23, 2002, West Corporation (the "Company") entered into an agreement to purchase all of the membership interests of Attention LLC ("Attention"), a privately-held limited liability company based in Atlanta, Georgia. Attention provides accounts receivable management, outsourcing and other services, including debt collection, to clients in various industries. The purchase price to be paid by the Company at the closing of the transaction will be $40.0 million in cash, including approximately $5.0 million in assumed debt. Additional consideration, payable over the four year period between 2004 and 2008, will range from a minimum of $21.5 to a maximum of $50.0 million, based on Attention's satisfaction of certain earnings objectives during such period. The closing of the transaction is subject to customary closing conditions, including expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended.

                                      -3-

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                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        WEST CORPORATION

Dated: July 23, 2002                    By:  /s/ Thomas B. Barker
                                             ------------------------------
                                             Thomas B. Barker
                                             President and Chief
                                             Executive Officer

                                      -4-

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                                  Exhibit Index
                                  -------------

Exhibit No.       Description
-----------       -----------

   99.1           99.1  Press release of the Registrant, dated July 23, 2002.